Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT




Perfect Line, LLC
d/b/a NASCAR Silicon Motor Speedway
Indianapolis, Indiana


We consent to the incorporation by reference in the Registration Statement of Interactive Motorsports and Entertainment Corporation/successor by merger to Pacific International Holding, Inc, on Form S-8 (Registration No. 333-97323) of our report dated March 20, 2002 and appearing in the Annual Report on Form 10-KSB of Interactive Motorsports and Entertainment Corporation to be filed for the period ended December 31, 2002 and appearing in the amended Form 8-K.





/s/ KATZ, SAPPER & MILLER

Carmel, Indiana
September 26, 2002